SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. _____)

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only
☐	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

TALON INTERNATIONAL, INC.
(Name of Registrant)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SUPPLEMENT TO THE TALON INTERNATIONAL, INC.

_____________________________________________________

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 14, 2012

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EXPLANATORY NOTE

This proxy statement supplement (this “Proxy Supplement”) updates the proxy statement filed by Talon International, Inc. (“Talon,” the “Company,” “we,” or “us”) with the Securities and Exchange Commission on April 30, 2012 (the “Proxy Statement”).  The purpose of this Proxy Supplement is to revise the number and list of nominees for election by the holders of our Series B Preferred Stock (the “Series B Preferred Stock”), voting as a separate class, to our board of directors (the “Board”), as set forth in the notice of annual meeting and Proxy Statement.  Except as described in this Proxy Supplement, the information provided in the Proxy Statement continues to apply and should be considered in voting your shares. To the extent that information in this Proxy Supplement differs from, or updates, information contained in the Proxy Statement, the information in this Proxy Supplement is more current.

Effective as of May 9, 2012, CVC California, LLC, as the holder of all outstanding shares of Series B Preferred Stock, appointed Morris D. Weiss to fill the vacant seat on the Board resulting from the recent resignation of Michael Francis Snyder from the Board. Mr. Weiss will serve as a director until our annual meeting to be held on June 14, 2012 (the “Annual Meeting”), or his earlier death, resignation or removal.  As a result, Mr. Weiss has also been nominated for reelection at the Annual Meeting by the holders of the Series B Preferred Stock.  Therefore, in addition to the other proposals set forth in the Proxy Statement, the holders of the Series B Preferred Stock, voting as a separate class, are being asked to vote for three directors at the Annual Meeting: David Ellis, Mark J. Hughes and Morris D. Weiss.

The holders of our common stock are not entitled to vote in the election of the Series B Directors at the Annual Meeting.  The proxy card mailed with the Proxy Statement will not change as a result of the information contained in this Proxy Supplement.

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PROPOSAL NUMBER 2:         ELECTION OF SERIES B DIRECTORS

Proposal No. 2 is the re-election of three members of the Board as the Series B Directors.

Election of Directors

Pursuant to the Certificate of Designation of the Series B Preferred Stock, the holders of the Series B Preferred Stock, voting as a separate class, are entitled to elect up to three directors to our Board at the Annual Meeting.  The nominees for the Series B Directors receiving the highest number of votes of shares of Series B Preferred Stock at the Annual Meeting will be elected.  The holders of Common Stock are not entitled to vote in the election of the Series B Directors at the Annual Meeting.

Nominees for Series B Directors

Unless otherwise instructed, the Proxy holders will vote the proxies (the “Proxies”) received by them for the nominees named below.  If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the Proxies will be voted for such other nominee(s) as shall be designated by the holders of the Series B Preferred Stock to fill any vacancy.  We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

The Board and the holder of the Series B Preferred Stock propose the re-election of each of the following nominees as Series B Directors, all of whom currently service as Series B Directors:

David Ellis
Mark J. Hughes
Morris D. Weiss

If elected, David Ellis, Mark J. Hughes and Morris D. Weiss are expected to serve until the 2013 annual meeting of stockholders.  The principal occupation and certain other information about the nominees and certain executive officers are set forth on the following pages.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE.

DIRECTORS AND EXECUTIVE OFFICERS

Directors, Nominees and Executive Officers

Morris D. Weiss (age 52) is a director of the Company and was appointed by the sole holder of Series B Preferred Stock, and the seat he occupies on the Board will be filled by a vote of the holders of Series B Preferred Stock, voting as a separate class.  Mr. Weiss does not have any family relationships with any of the Company’s other directors or executive officers.

Directors:
Morris D. Weiss
Morris D. Weiss has served on the Board since May 2012. Mr. Weiss is a partner at the law firm Hohmann, Taube & Summers, LLP, where Mr. Weiss specializes in commercial bankruptcy and restructuring matters as well as complex commercial litigation.  Prior to joining Hohmann, Taube & Summers, LLP in 2010, Mr. Weiss was the Managing Director of IP Navigation Group, LLC, an international patent monetization company, from April 2010 to August 2010.  Mr. Weiss was the Managing Director of Investment Banking of MDB Capital Group, LLC, an independent broker dealer, from May 2009 to April 2010.  From January 2009 to April 2010, Mr. Weiss served on the board of directors of Atlas Mining Company (n/k/a Applied Minerals, Inc. (OTCQB: AMNL.OB)), the leading global producer of Halloysite Clay solutions, and from November 2008 to April 2009, Mr. Weiss served as the company’s Chief Restructuring Officer.  From February 2002 to October 2008, Mr. Weiss was the Managing Director and Head of Investment Banking of Tejas Securities Group, Inc., a full service, independent broker dealer.  Mr. Weiss holds a B.S. in Finance from Babson College and J.D. from South Texas College of Law.

Director Compensation

Mr. Weiss has not received any compensation for his service on the Board.

TRANSACTIONS WITH RELATED PERSONS

Reportable Related Party Transactions

Since January 1, 2011, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

●	in which the amount involved exceeds $120,000; and

●	in which Mr. Weiss or any member of his immediate family had or will have a direct or indirect material interest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Mr. Weiss does not beneficially own any shares of our common stock.

* * *

On behalf of the Board of Directors /s/ Lonnie D. Schnell Lonnie D. Schnell Chief Executive Officer

TALON INTERNATIONAL, INC.
21900 Burbank Boulevard, Suite 270
Woodland Hills, California 91367

May 15, 2012

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